UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 2, 2014

(Date of earliest event reported)

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Bank Street, 12th Floor White Plains, NY		10606
(Address of principal executive offices)		(Zip Code)

(914) 286-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2014, Fifth Street Finance Corp. (the “Registrant”) and Trinity Universal Insurance Company (“Trinity”), a subsidiary of Kemper Corporation, entered into a limited liability company agreement to co-manage Senior Loan Fund JV I, LLC. The Registrant and Trinity have committed to provide $100 million of subordinated notes and equity to the joint venture, with the Registrant providing $87.5 million and Trinity providing $12.5 million.  In addition, the joint venture intends to seek up to $200 million in third party financing and invest in middle market and other corporate debt securities.

Item 8.01. Other Events.

On May 7, 2014, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Senior Loan Fund JV I, LLC Limited Liability Company Agreement dated May 2, 2014, by and between Fifth Street Finance Corp. and Trinity Universal Insurance Company

99.1	Press release dated May 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET FINANCE CORP.
(Registrant)
Date: May 7, 2014	/s/ David H. Harrison
David H. Harrison
Chief Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Senior Loan Fund JV I, LLC Limited Liability Company Agreement dated May 2, 2014, by and between Fifth Street Finance Corp. and Trinity Universal Insurance Company

99.1	Press release dated May 7, 2014